SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2004

NATIONAL FUEL GAS COMPANY
(Exact name of registrant as specified in its charter)

New Jersey	1-3880	13-1086010
(State or other jurisdiction incorporation)	(Commission File Number)	(IRS Employer or Identification No.)

6363 Main Street, Williamsville, New York (Address of principal executive offices)	14221 (Zip Code)

Registrant's telephone number, including area code:	(716) 857-7000

ITEM 9.      REGULATION FD DISCLOSURE

        This Current Report on Form 8-K and the exhibit incorporated by reference herein are furnished by National Fuel Gas Company (the “Company”) pursuant to Item 9 of Form 8-K.

        In connection with the Company’s financial analyst conference held on March 4, 2004, the Company is providing hedging summaries for its Exploration and Production segment for fiscal years 2004 and 2005. The hedging summaries, which are based on data as of February 5, 2004, are hereby incorporated by reference into this Item 9 and furnished as part of this Current Report as Exhibit 99.

        Statements incorporated by reference from Exhibit 99 are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. There is no assurance that the Company’s projections will in fact be achieved nor do these projections reflect any acquisitions or divestitures that may occur during fiscal 2004 or fiscal 2005. While the Company’s expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis, actual results may differ materially from those in the forward-looking statement. Furthermore, each forward-looking statement speaks only as of February 5, 2004, and the Company disclaims any obligation to update the statements to reflect events or circumstances after such date or to reflect the occurrence of unanticipated events. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: ability to successfully identify, drill for and produce economically viable natural gas and oil reserves; significant changes from expectations in the Company’s actual production levels for natural gas or oil; changes in the availability and/or price of derivative financial instruments; changes in the price of natural gas or oil and the effect of such changes on the accounting treatment or valuation of financial instruments; inability of the various counterparties to meet their obligations with respect to the Company’s financial instruments; or changes in laws and regulations to which the Company is subject.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL FUEL GAS COMPANY By: /s/ James R. Peterson James R. Peterson Assistant Secretary

EXHIBIT INDEX

Exhibit Number 99	Description Exploration and Production Hedging Summaries for Fiscal Years 2004 and 2005